UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On July 27, 2016, Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Company”), completed its merger (the “Merger”) with Cotton Merger Sub Inc., a North Carolina corporation (“Merger Sub”) and an affiliate of JAB Holdings BV, a Dutch Besloten Vennootschap met beperkte aansprakelijkheid (private company with limited liability) (“JAB”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of May 8, 2016, by and among the Company, Cotton Parent, Inc. (“Parent”), Merger Sub and JAB (the “Merger Agreement”). The Merger Agreement was approved by the Company’s shareholders at a special meeting of the Company’s shareholders held on July 27, 2016 (the “Special Meeting”), as described in Item 5.07 below. The Merger became effective on July 27, 2016 (the “Effective Time”), pursuant to the Articles of Merger that were filed with the Secretary of State of the State of North Carolina on such date. At the Effective Time, Merger Sub merged with and into the Company and the Company continued as the surviving corporation (the “Surviving Corporation”) and as an affiliate of JAB.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Merger, on July 27, 2016, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Credit Agreement by and between the Company, Krispy Kreme Doughnut Corporation, the lenders party thereto, and Wells Fargo Bank, National Association, dated as of July 12, 2013, and terminated all applicable commitments under the Credit Agreement. No penalties were paid in connection with such repayments.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction and under Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing or Standard; Transfer of Listing.

In connection with the completion of the Merger on July 27, 2016, the Company notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger. As a result of the Merger, the Company no longer meets the numerical listing requirements of the NYSE. The Company also notified the NYSE that each share of the Company’s common stock, no par value (the “Shares”), issued and outstanding immediately prior to the Effective Time was converted into the right to receive $21.00 in cash (the “Per Share Merger Consideration”) (less any required withholding taxes and without interest), and requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) with respect to the Shares and suspend trading of the Shares on the NYSE prior to the opening of trading on July 28, 2016.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each of the Shares issued and outstanding immediately prior to the Effective Time (other than Shares (i) held by Parent, Merger Sub or any other affiliate of Parent that is directly or indirectly wholly owned by the ultimate parent of Parent and (ii) owned by any direct or indirect wholly owned subsidiary of the Company) was cancelled and converted into the right to receive the Per Share Merger Consideration. At the Effective Time, the Company’s shareholders immediately prior to the Effective Time ceased to have any rights as shareholders in the Company (other than their right to receive the Per Share Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth. The information set forth in the Introduction to this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introduction and under Item 3.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference. Under the Merger Agreement, each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Per Share Merger Consideration.

Also at the Effective Time, each option exercisable to purchase Shares of the Company’s common stock outstanding immediately prior to the Effective Time (whether vested or unvested) was cancelled and converted into the right to receive, with respect to each Share subject to such option, a cash payment equal to the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such option (less any required withholding taxes and without interest). Each award of a right entitling the holder thereof to receive or retain Shares or receive a cash payment equal to or based on the value of Shares (including any restricted stock units) outstanding or payable immediately prior to the Effective Time (whether vested or unvested) was cancelled and converted into the right to receive, with respect to each Share subject to such award, a cash payment equal to the Per Share Merger Consideration (less any required withholding taxes and without interest).

As a result of the Merger, Parent, an affiliate of JAB, acquired 100% of the outstanding voting securities of the Company. The aggregate purchase price paid for all equity securities of the Company was approximately $1.35 billion.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 9, 2016.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In connection with the consummation of the Merger, all members of the Company’s Board of Directors (Tim E. Bentsen, Charles A. Blixt, Lynn Crump-Caine, Carl E. Lee, Jr., C. Stephen Lynn, Robert S. McCoy, Jr., James H. Morgan, Andrew J. Schindler, Lizanne Thomas and Tony N. Thompson) resigned from the Company’s Board of Directors as of the Effective Time. Additionally, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation immediately after the Effective Time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger, the Articles of Incorporation of the Company, as the Surviving Corporation in the Merger, were amended and restated to read the same as the Articles of Incorporation of Merger Sub immediately prior to the Effective Tim, except that the name of the Surviving Corporation is “Krispy Kreme Doughnuts, Inc.” The Amended and Restated Articles of Incorporation of the Surviving Corporation are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger, the bylaws of the Company, as the Surviving Corporation in the Merger, were amended and restated to read the same as the bylaws of Merger Sub immediately prior to the Effective Time, except that the name of the Surviving Corporation is “Krispy Kreme Doughnuts, Inc.” The Amended and Restated Bylaws of the Surviving Corporation are attached as Exhibit 3.2 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Special Meeting was held on July 27, 2016. At the Special Meeting, the Company’s shareholders, upon the recommendation of the Company’s Board of Directors, voted in favor of the approval of the Merger Agreement. The Company’s shareholders also approved, on an advisory basis, certain merger-related compensation arrangements of the Company’s named executive officers. Because there were sufficient votes at the Special Meeting to approve the Merger Agreement, a vote was not called on the proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies to vote in favor of the approval of the Merger Agreement.

Each proposal is described in detail in the Company’s definitive proxy statement dated June 24, 2016, which was filed with the SEC on June 24, 2016 and first mailed to the Company’s shareholders on June 27, 2016. A total of 48,659,726 Shares of the Company’s common stock, out of a total of 61,013,693 Shares issued and outstanding and entitled to vote as of the record date of June 24, 2016, were present in person or represented by proxy at the Special Meeting, which constituted a quorum. Shareholders owning a total of 48,659,726 Shares voted at the Special Meeting, representing approximately 79.75% of the Shares outstanding as of the record date for the Special Meeting.

The voting results for each item of business voted upon at the Special Meeting were as follows:

1. The proposal to approve the Merger Agreement was approved based on the following votes:

Votes For	Votes Against	Abstentions
46,453,505	2,158,044	48,177

2. The proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Abstentions
45,351,941	2,992,435	315,350

3. Because shareholders holding at least a majority of the shares of the Shares outstanding and entitled to vote at the close of business on the record date approved the proposal to approve the Merger Agreement, the vote was not called on the proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies to vote in favor of the approval of the Merger Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 8, 2016, by and among Krispy Kreme Doughnuts, Inc., Cotton Parent, Inc., Cotton Merger Sub Inc., and JAB Holdings B.V.*

3.1	Amended and Restated Articles of Incorporation of Krispy Kreme Doughnuts, Inc.

3.2	Amended and Restated Bylaws of Krispy Kreme Doughnuts, Inc.

99.1	Joint Press Release of Krispy Kreme Doughnuts, Inc. and JAB Holdings B.V., dated July 27, 2016.

*Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 9, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.
Dated: July 27, 2016

	By:	/s/ G. Price Cooper, IV
G. Price Cooper, IV
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 8, 2016, by and among Krispy Kreme Doughnuts, Inc., Cotton Parent, Inc., Cotton Merger Sub Inc., and JAB Holdings B.V.*

3.1	Amended and Restated Articles of Incorporation of Krispy Kreme Doughnuts, Inc.

3.2	Amended and Restated Bylaws of Krispy Kreme Doughnuts, Inc.

99.1	Joint Press Release of Krispy Kreme Doughnuts, Inc. and JAB Holdings B.V., dated July 27, 2016.

*Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 9, 2016.